Exhibit 99.1

NEWS RELEASE	Contact:	Dave Horin
Chief Financial Officer
(212) 356-0545

Rodman Reports Second Quarter 2011 Financial Results

New York, NY August 12, 2011 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced financial results for the first half and second quarter ended June 30, 2011.

First Half 2011 Highlights:

•	Investment banking revenue of $42.2 million, compared to $50.1 million in the first half of 2010.

•	Revenue, excluding principal transactions, of $50.8 million, compared to $54.3 million in the first half of 2010.

•

Net loss of $8.1 million, or ($0.22) per diluted share. Non-GAAP operating net loss of $1.4 million, or ($0.04) per diluted share and a (3%) pre-tax operating margin. A reconciliation between GAAP results and non-U.S. GAAP measures is contained in the tables that accompany this release, under “Non-U.S. GAAP Financial Measures”.

•	59 financing transactions were completed raising $1.7 billion in the first half of 2011, compared to 66 financing transactions raising $1.4 billion in the first half of 2010.

Second Quarter 2011 Highlights:

•

On April 8, 2011, the Company completed its acquisition of Hudson Holding Corporation (“Hudson”). The transaction was valued at approximately $5.3 million, based upon the $2.06 per share closing price of the Company’s common stock on that date.

•	Investment banking revenue of $14.7 million, compared to $20.8 million and $27.5 million in the second quarter of 2010 and the first quarter of 2011, respectively.

•	Revenue, excluding principal transactions, of $21.1 million, compared to $23.7 million and $29.7 million in the second quarter of 2010 and the first quarter of 2011, respectively.

•

Net loss of $7.9 million, or ($0.21) per diluted share. Non-GAAP operating net loss of $3.2 million, or ($0.09) per diluted share and a (19%) pre-tax operating margin. For the first quarter of 2011, the Company reported operating net income of $1.6 million, or $0.05 per diluted share and an 8% pre-tax operating margin. A reconciliation between GAAP results and non-U.S. GAAP measures is contained in the tables that accompany this release, under “Non-U.S. GAAP Financial Measures”.

•

26 financing transactions were completed raising $0.7 billion in the second quarter of 2011, compared to 29 financing transactions raising $0.4 billion in the second quarter of 2010 and 33 financing transactions raising $1.1 billion in the first quarter of 2011.

•	The Company was once again ranked the number one investment bank in PIPE and Registered Direct transactions by deal volume for the quarter.[1]

[1]	Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

The Company will hold a conference call this morning, August 12, 2011, at 11:00 AM Eastern Time to discuss these results (see “Conference Call Information” below).

Edward Rubin, Rodman & Renshaw’s CEO said, “The second quarter presented us and many of our peers with a very difficult market environment and our results for the quarter reflect that. Given the volatility and unpredictability that we have seen in the capital markets over the past weeks, and especially during this last week, we do not believe that anyone can credibly say when the markets will normalize. Notwithstanding this very challenging economic and market climate, our goal remains to be the go to investment bank for growth companies. During the second quarter we have strengthened and expanded our platform through the acquisition of Hudson. This resulted in our enhanced ability to provide full service to our clients, including greater sales, trading, market making and research capabilities. We believe that the current market dislocation has created an opportunity for us to make selective hires and we have been able to bring on-board very qualified professionals in research, sales and trading, and investment banking. Although it is not clear when the markets may stabilize, we believe that we remain well-positioned to take advantage of market improvements when they manifest and to continue effectively serving the needs of our clients.”

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was $14.7 million for the second quarter of 2011, which included $3.5 million related to warrants received as compensation for activities as underwriter or placement agent valued using Black-Scholes, compared to $20.8 million in investment banking revenue, which included $2.7 million related to warrants received, for the second quarter of 2010 and $27.5 million in investment banking revenue, which included $4.3 million related to warrants received, for the first quarter of 2011. Private placement and underwriting revenue for the second quarter of 2011 was $13.0 million, compared to $25.7 million for the first quarter of 2011. Strategic advisory fees for the second quarter of 2011 were $1.7 million, compared to $1.8 million for the first quarter of 2011.

Sales & Trading

•

Brokerage revenue for the second quarter was approximately $6.5 million, net of $1.1 million of soft dollar expense, compared to $1.0 million for the second quarter of 2010 and $1.2 million for the first quarter of 2011. The increase in brokerage revenues was primarily due to the Hudson business acquired in the second quarter of 2011.

•

Principal transactions revenue (which predominantly represents changes in the value of the Company’s warrant portfolio) for the second quarter was a $5.2 million loss, compared to a $7.4 million loss for the second quarter of 2010 and a $2.3 million loss for the first quarter of 2011. The decline in our warrant portfolio value is related to the reduction in the market value of the securities underlying warrants resulting from adverse market conditions in small cap, China and biotechnology financial instruments and, in certain instances, trading halts in such financial instruments. Since the fluctuation in value is outside of the Company’s control, it excludes such revenue or loss when recording income on a non-GAAP basis.

Operating Expenses

Compensation Expense

•	Employee compensation and benefits expense for the second quarter of 2011 was $15.2 million, compared to $13.5 million for the second quarter of 2010 and $17.9 million for the first quarter of 2011.
•

Employee compensation and benefits expense for the six months ended June 30, 2011, excluding the $0.7 million in Hudson acquisition related severance expense from compensation and excluding the $7.6 million principal transactions loss from revenue, represented 64% of transaction related revenue (revenue excluding principal transactions), compared to 50% in the comparable 2010 period. The Company targets a compensation ratio of 60% of transaction related revenue on an annualized basis.

•

The Company had 221 full-time employees at June 30, 2011, compared to 131 full-time employees at December 31, 2010. The increase includes 70 additional sales and trading employees due to the acquisition of Hudson in April 2011.

Non-Compensation Expense

Non-compensation expense for the second quarter was $11.2 million, compared to $10.8 million for the second quarter of 2010 and $9.8 million for the first quarter of 2011. Increases of $1.1 million in execution and clearing expenses, $1.1 million in communications and market research expenses, $0.8 million in Hudson acquisition related expenses, and $0.8 million in other expenses were offset by a decrease of $2.9 million in conference expenses and $0.9 million in impairment of other intangibles.

Income Taxes

Income tax benefit for the second quarter was $2.7 million which represents a 25.3% effective tax rate compared to a 42.6% effective tax rate for the comparable 2010 period. The second quarter tax benefit was negatively impacted by the tax effect of stock options granted in 2006 expiring unexercised and non-deductible Hudson acquisition related expenses.

Capital

Liquid assets were $27.0 million at June 30, 2011, consisting of cash and cash equivalents, “Level I” assets less “Level I” liabilities, “Level II” assets less “Level II” liabilities, and current receivables, compared to $30.7 million at December 31, 2010. The decrease in liquid assets primarily relates to 2010 year-end bonus payments and the cost of treasury stock purchases partially offset by cash inflows from operations. Adjusted book value per common share at June 30, 2011 was $1.13. Adjusted book value per common share is based on common shares outstanding including unvested and vested restricted stock and restricted stock units.

Conference Call Information

In conjunction with the earnings release, Rodman & Renshaw will hold a conference call on August 12, 2011 at 11:00 AM Eastern Time, hosted by Mr. Edward Rubin, Chief Executive Officer, Mr. Anthony Sanfilippo, President and Mr. David Horin, Chief Financial Officer. Investors and analysts can participate in the conference call by dialing 1-877-407-9205 (United States) or 1-201-689-8054 (International).

The conference will be replayed in its entirety beginning at approximately 2:00 PM Eastern Time on August 12, 2011, through to 11:59 PM Eastern Time on August 19, 2011. To access the replay of this conference call, please dial 1-877-660-6853 (United States) or 1-201-612-7415 (International) and use Account #286, Conference # 376370.

The conference call will also be simultaneously broadcast live over the Internet, as well as for replay, and can be accessed through the webcasts and presentations tab of the investor relations section of the Rodman & Renshaw Capital Group, Inc. website located at www.rodm.com. Please allow for some time following the completion of the conference call to access the archive of the Webcast. Allow for time prior to the conference call Webcast to visit the web site and download the streaming media software required to listen to the Internet broadcast.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research Systems, Rodman has been ranked the #1 Placement Agent by deal volume of PIPE and RD financing transactions completed every year since 2005.

For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 15, 2011, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management’s reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition
as of June 30, 2011 (Unaudited) and December 31, 2010
Dollars in Thousands, Except Per Share Amounts

	June 30, 2011	December 31, 2010

Assets
Cash and cash equivalents:
Unrestricted	$10,700	$13,350
Restricted	2,068	1,448

Total cash and cash equivalents	12,768	14,798
Financial instruments owned, at fair value:
Corporate equity securities	11,579	7,497
Merchant banking investments	9,888	10,557
Warrants	11,429	15,570
Notes	11	2,197
Investments in shell companies	1,484	1,654
Fixed income	1,063	—
Other investments	374	505

Total financial instruments owned, at fair value	35,828	37,980
Private placement and other fees receivable	4,592	3,598
Receivable from brokers, dealers & clearing agencies	4,772	7,706
Prepaid expenses	2,837	2,549
Property and equipment, net	3,244	3,263
Deferred tax receivable	11,809	6,801
Other assets	1,490	3,807
Goodwill and other intangible assets, net	594	601

Total Assets	$77,934	$81,103

Liabilities and Stockholders’ Equity
Accrued compensation payable	$11,427	$19,287
Accounts payable and accrued expenses	9,161	4,947
Acquisitions related payables	68	690
Financial instruments sold, not yet purchased, at fair value	7,860	3,918

Total Liabilities	28,516	28,842

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares authorized; 35,062,699 and 33,484,098 issued as of June 30, 2011 and December 31, 2010, respectively	35	33
Preferred stock, $0.001 par value; 1,000,000 authorized; none issued	—	—
Additional paid-in capital	74,725	69,654
Treasury stock, 80,000 shares in 2011, 97,500 shares in 2010	(107)	(260)
Accumulated deficit	(25,235)	(17,166)

Total Stockholders’ Equity	49,418	52,261

Total Liabilities and Stockholders’ Equity	$77,934	$81,103

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations for the
Three Months and Six Months Ended June 30, 2011 and 2010 (Unaudited)
Amounts in Thousands, Except Per Share Amounts

	Three Months Ended June 30,		Six Months Ended June 30,

	2011	2010	2011	2010

Revenues:
Investment banking	$14,707	20,783	42,178	50,051
Merchant banking	(27)	1,063	539	1,240
Brokerage	6,449	994	7,615	2,020
Conference fees	—	879	446	879
Principal transactions	(5,245)	(7,350)	(7,560)	(10,160)
Interest and other income	14	20	25	86

Total revenues	15,898	16,389	43,243	44,116

Operating expenses:
Compensation and benefits	15,231	13,520	33,094	27,016
Conference expense	39	2,899	2,946	6,016
Professional and consulting	2,529	2,140	4,103	3,701
Occupancy and equipment rentals	1,068	786	1,841	1,554
Advertising and marketing	150	424	457	1,077
Communication and market research	1,980	870	2,894	1,631
Execution and clearing	1,140	46	1,218	117
Depreciation and amortization	397	334	794	854
Business development	1,384	1,540	2,683	2,535
Acquisition related expenses	794	—	1,212	—
Impairment of other intangibles	—	933	—	933
Bad debt expense	10	—	48	485
Other	1,725	856	2,791	1,829

Total operating expenses	26,447	24,348	54,081	47,748

Operating loss	(10,549)	(7,959)	(10,838)	(3,632)
Income tax benefit	(2,666)	(3,388)	(2,769)	(1,155)

Net loss	$(7,883)	(4,571)	$(8,069)	(2,477)

Net loss per common share:
Basic	$(0.21)	(0.12)	$(0.22)	(0.07)

Diluted	$(0.21)	(0.12)	$(0.22)	(0.07)

Weighted average common shares outstanding:
Basic	37,637	36,763	36,427	36,456

Diluted	37,637	36,763	36,427	36,456

The table below reconciles weighted average number of common shares outstanding, basic and diluted, for the three months and six months ended June 30, 2011 and 2010 (weighted average shares in thousands):

		Three Months Ended June 30,		Six Months Ended June 30,

		2011	2010	2011	2010

Shares outstanding	(A)	35,103	35,255	34,202	35,311
Unearned restricted stock	(B)	—	(94)	(23)	(119)
Earned restricted stock units	(C)	2,534	1,602	2,248	1,264

Shares outstanding, basic		37,637	36,763	36,427	36,456

Stock options	(D)	—	—	—	—
Non-vested restricted stocks and RSUs	(D)	—	—	—	—

Shares outstanding, diluted		37,637	36,763	36,427	36,456

(A)	Shares outstanding represents shares issued less shares repurchased in treasury stock.

(B)

As restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as the Company’s obligation to issue these shares remains contingent.

(C)

As earned restricted stock units (“RSUs”) are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(D)

Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

Non-U.S. GAAP Financial Measures

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months ended June 30, 2011, March 31, 2011, and June 30, 2010 and its financial results for the six months ended June 30, 2011. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

A reconciliation of the Company’s GAAP net loss for the second quarter of 2011, the first quarter of 2011, the second quarter of 2010, and the first half of 2011, to its non-GAAP net operating income (loss) for the second quarter of 2011, the first quarter of 2011, the second quarter of 2010, and the first half of 2011 is set forth below (in millions of dollars):

Net loss for the three months ended June 30, 2011	$(7.9)
Exclusion of principal transaction loss, net of taxes	3.2
Hudson acquisition related expense	0.8
Tax effect of stock options granted in 2006 expiring unexercised	0.4
Severance related to Hudson acquisition, net of taxes	0.3

Non-GAAP net operating loss for the three months ended June 30, 2011	$(3.2)

Net loss for the three months ended March 31, 2011	$(0.2)
Exclusion of principal transaction loss, net of taxes	1.4
Hudson acquisition related expense	0.4

Non-GAAP net operating income for the three months ended March 31, 2011	$1.6

Net loss for the three months ended June 30, 2010	$(4.6)
Exclusion of principal transaction loss, net of related compensation and taxes	4.3
Exclusion of other intangible asset impairment charge, net of taxes	0.5

Non-GAAP net income for the three months ended June 30, 2010	$0.2

Net loss for the six months ended June 30, 2011	$(8.1)
Exclusion of principal transaction loss, net of taxes	4.6
Hudson acquisition related expense	1.2
Tax effect of stock options granted in 2006 expiring unexercised	0.4
Severance related to Hudson acquisition, net of taxes	0.4

Non-GAAP net operating loss for the six months ended June 30, 2011	$(1.4)

Basic and diluted income (loss) per share is calculated by dividing net income by the weighted average number of common shares outstanding for the period.

The following table sets forth the Company’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted loss per share for the second quarter of 2011, the first quarter of 2011, the second quarter of 2010 and the first half of 2011 before and after applying the adjustments described above:

Amounts in Thousands, Except Per Share Amounts	Three Months Ended			Six Months Ended

		**	**
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011

Weighted average shares:
Basic	37,637	35,208	36,763	36,427
Diluted	37,637	35,208	36,763	36,427

Income (loss) per share:
Basic	$(0.21)	$(0.01)	$(0.12)	$(0.22)
Diluted	$(0.21)	$(0.01)	$(0.12)	$(0.22)

Non-GAAP income per share:
Basic	$(0.09)	$0.05	$0.01	$(0.04)
Diluted	$(0.09)	$0.05	$0.01	$(0.04)

** Diluted EPS weighted average shares for the quarters ended March 31, 2011 and June 30, 2010 are not the same as the diluted EPS weighted average shares on a non-GAAP basis. The amount of non-GAAP diluted EPS weighted average shares for the quarters ended March 31, 2011 and June 30, 2010 are 36,449,000 and 37,800,000, respectively.

Pre-tax operating margin is calculated by dividing (a) operating income, with non-GAAP adjustments, less non-cash principal transaction revenue, net of compensation and non-controlling interest, by (b) total revenues, less non-cash principal transaction revenue and non-controlling interest.

Amounts in Millions, Except Percentages	Three Months	Three Months	Six Months
	Ended	Ended	Ended
	June 30, 2011	March 31, 2011	June 30, 2011

Operating loss	$(10.5)	$(0.3)	$(10.8)
Principal transaction loss	5.2	2.3	7.6
Hudson acquisition expense	0.8	0.4	1.2
Severance related to Hudson acquisition	0.4	—	0.7

Adjusted operating (loss) income (non-GAAP)	$(4.1)	$2.4	$(1.3)

Total revenues	$15.9	$27.3	$43.2
Principal transaction loss	5.2	2.3	7.6

Adjusted total revenues (non-GAAP)	$21.1	$29.6	$50.8

Pre-tax operating margin (non-GAAP)	-19%	8%	-3%